Exhibit 99.1

For More Information, Contact:

James E. Fickenscher/CFO	William Q. Sargent Jr./ VP IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
jfickenscher@auxilium.com	wsargent@auxilium.com

Auxilium Pharmaceuticals, Inc. Announces Initiation of XIAFLEX® Phase III Studies for

Peyronie’s Disease

Largest Clinical Program Ever Conducted in Peyronie’s Disease

Web Cast Scheduled for Today at 8:30 a.m. ET

MALVERN, PA (October 11, 2010) — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, today announced that the first subject has been dosed in the global phase III program of XIAFLEX® for the treatment of Peyronie’s disease. Peyronie’s disease is the development of scar tissue on the penis that can cause the penis to curve during erection, often interfering with or preventing intercourse and resulting in psychological distress or bother for the patient.

“Peyronie’s disease is a devastating disease that is estimated to affect approximately 5% of adult men and, therefore, we are pleased to be moving forward into the phase III development of XIAFLEX,” said Armando Anido, Chief Executive Officer and President of Auxilium. “We believe that there is significant unmet medical need for a nonsurgical alternative for Peyronie’s disease, and we have been encouraged by the enthusiasm that we have perceived among the urology community and their prospective patients for participating in our phase III program. We anticipate completing enrollment for the double-blind studies in the first quarter of 2011 and reporting top-line results in first half of 2012.”

Our late stage global development plan for XIAFLEX will consist of four clinical studies and will be known by the acronym IMPRESS – The Investigation for Maximal Peyronie’s Reduction Efficacy and Safety Studies. There will be two randomized, double-blind, placebo-controlled phase III studies, which are expected to enroll at least 600 patients at approximately 70 sites in the U.S. and Australia, with a 2:1 ratio of XIAFLEX to placebo. There also will be one open label study, which is expected to enroll at least 250 patients, at approximately 30 sites in the U.S., EU and New Zealand, and one pharmacokinetic study, which should enroll approximately 16 patients. XIAFLEX will be administered two times a week every six weeks for up to four treatment cycles (2 x 4). Each treatment cycle will be followed by a penile modeling procedure. Patients will be followed for 52 weeks post-first injection in the double-blind studies and for 36 weeks in the open label trial.

The trials’ co-primary endpoints are the change from baseline in the Peyronie’s disease bother domain of the Peyronie’s Disease Questionnaire (PDQ) compared to placebo and percent improvement from baseline in penile curvature compared to placebo. The PDQ will have at least three domains, which will include Peyronie’s disease bother, severity of psychological and physical symptoms of Peyronie’s disease, and penile pain. Safety measurements will include adverse event monitoring, immunogenicity testing and clinical labs.

“We are encouraged by the clinical profile of XIAFLEX, which emerged from our earlier phase IIb clinical trial in Peyronie’s disease. XIAFLEX was well-tolerated and produced clinically significant reductions in both penile curvature and disease bother,” said Dr. Jim Tursi, Auxilium’s Vice President of Clinical Research & Development. “Over the last six months, our team, in conjunction with the U.S. Food and Drug Administration (FDA), outside experts and men with Peyronie’s disease, has spent a considerable amount of time and effort to refine the PDQ, which has now been accepted for use in the phase III clinical trials by the FDA’s Study Endpoint and Label Development (SEALD) Division.”

Conference Call and Webcast

Auxilium will hold a webcast and conference call today, October 11, 2010 at 8:30 a.m. ET, to:

•	discuss the initiation of the global phase III program of XIAFLEX for the treatment of Peyronie’s disease; and

•	update the leading indicators for the launch of XIAFLEX in Dupuytren’s contracture.

The presentation slides to be used during the call are now available on the “For Investors” section of the Auxilium web site under the “Presentations” tab. A question and answer session will follow the presentations. The conference call and the presentation slides will be simultaneously web cast on the “For Investors” section of the Auxilium web site under the “Events” tab. The conference call will be archived for future review until January 11, 2011.

Conference call details:
Date:	Monday, October 11, 2010
Time:	8:30 a.m. ET
Dial-in (U.S.):	800-561-2693
Dial-in (International):	617-614-3523
Web cast:	http://ir.auxilium.com/
Passcode:	AUXILIUM

To access an audio replay of the call:
Access number (U.S.):	888-286-8010
Access number (International):	617-801-6888
Replay Passcode #:	30254476

About Peyronie’s Disease

Peyronie’s disease is the development of collagen plaque, or scar tissue, on the shaft of the penis that hardens and reduces flexibility, thus causing pain and forcing the penis to bend or arc during erection. This may prevent intercourse. In addition to difficulty with sexual intercourse, Peyronie’s disease may also be associated with emotional distress, bother, loss of self-esteem and depression. In certain populations, the estimated number of men affected by Peyronie’s Disease may be as high as 9 percent in men over 60 years of age and 3 percent in men over 30.(1)

(1)	L.A. Levine Peyronie’s Disease: A Guide to Clinical Management.

Humana Press: 10-17, 2007.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences, such as urologists, endocrinologists, certain targeted primary care physicians, hand surgeons, subsets of orthopedic, general, and plastic surgeons who focus on the hand, and rheumatologists. Auxilium markets XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult Dupuytren’s contracture patients with a palpable cord and Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism. Auxilium has four projects in clinical development. XIAFLEX is in phase III of development for the treatment of Peyronie’s disease and is in phase II of development for treatment of Frozen Shoulder syndrome (Adhesive Capsulitis). Auxilium’s transmucosal film product candidate for the treatment of overactive bladder (AA4010) and its fentanyl pain product using its transmucosal delivery system are in phase I of development. The Company is currently seeking a partner to further develop these product candidates. Auxilium has rights to additional pain products and products for hormone replacement and urologic disease using its transmucosal film delivery system. Auxilium also has options to all indications using XIAFLEX for non-topical formulations. For additional information, visit http://www.auxilium.com.

AUXILIUM SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the timing of completion of enrollment of patients in the phase III trial for XIAFLEX for the treatment of Peyronie’s disease and the number of patients enrolled and sites used; the level of interest in XIAFLEX as a treatment for Peyronie’s disease among the urology community and prospective patients; the scope, timing, methodology, endpoints, safety and execution of the global development plan and the phase III studies for XIAFLEX for the treatment of Peyronie’s disease; the timing of release of results from the phase III trial for XIAFLEX for the treatment of Peyronie’s disease; the interpretation of data from earlier phase II clinical trials for Peyronie’s disease; the number of men affected by Peyronie’s disease; and products in development for Dupuytren’s contracture, and Frozen Shoulder syndrome., overactive bladder, pain, hormone replacement and urologic disease. All statements other than statements of historical facts contained in this release, including but not limited to, statements regarding future expectations, plans and prospects for the Company, statements regarding forward-looking financial information and other statements containing the words “believe,” “appears,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to the Company, constitute forward-looking statements. Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including further evaluation of clinical data, results of clinical trials, the performance of third-party service providers, decisions by regulatory authorities regarding whether or when to proceed to the next phase of clinical trials, general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 under the heading “Risk Factors,” and in Auxilium’s Quarterly Report on Form 10-Q for the period ended June 30, 2010, which are on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “For Investors — SEC Filings.” There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in forward-looking statements. Given these risks and uncertainties, any or all of the forward-looking statements contained in this release may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this release.

Contacts:

James E. Fickenscher/CFO

Auxilium Pharmaceuticals, Inc.

(484) 321-5900

jfickenscher@auxilium.com

William Q. Sargent Jr./ VP IR

Auxilium Pharmaceuticals, Inc.

(484) 321-5926

wsargent@auxilium.com

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